SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




        Date of report (Date of earliest event reported): June 14, 2006



                                   Coach, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                    1-16153                     52-2242751
 --------------                ---------                   ------------
   (State of           (Commission File Number)            (IRS Employer
 Incorporation)                                          Identification No.)


                    516 West 34th Street, New York, NY 10001
               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
              (Registrant's telephone number, including area code)




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Item 5.02: Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers.

     On June 14, 2006, the Board of Directors of Coach, Inc. (the "Company") appointed Jide Zeitlin, founder of Independent Mobile Infrastructure (Pvt.) Limited, and Susan Kropf, President and Chief Operating Officer of Avon Products, to Coach's Board of Directors. The appointments of Mr. Zeitlin and Ms. Kropf, which are effective as of June 14, 2006, bring the membership of Coach's Board of Directors to nine.

Item 8.01:  Other Events.

     The Company maintains a set of Corporate Governance Principles, which are posted on the Company's website. The Company inadvertently omitted from the Proxy Statement for its 2005 Annual Meeting of Stockholders the web address at which these principles may be viewed, which should have been disclosed in accordance with Section 303A.09 of the New York Stock Exchange Listed Company Manual. Accordingly, the Company hereby discloses that its Corporate Governance Principles may be viewed at:

http://www.coach.com/corporate/governance/
COACH_CorporateGovernancePrinciples.pdf.

The information in this item, being furnished pursuant to Item 8.01 of Form 8-K, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:

99.1 Press Release, dated June 15, 2006

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 19, 2006

                              COACH, INC.

                              By:   /s/  Carole P. Sadler
                                   ---------------------------------------
                                    Carole P. Sadler
                                    Senior Vice President, General Counsel
                                    and Secretary



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                                  EXHIBIT INDEX

99.1                    Press Release, dated June 15, 2006